Exhibit 3.43

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GOODMAN MANUFACTURING COMPANY, L.P.

This Certificate of Limited Partnership of Goodman Manufacturing Company, L.P. (the “Partnership”) dated as of January 1, 1994, is being duly executed and filed by Goodman Holding Company, a Texas corporation, as General Partner, to form a limited partnership under the Texas Revised Limited Partnership Act (the “Act”).

First: The name of the Partnership formed hereby is: GOODMAN MANUFACTURING COMPANY, L.P.

Second: The address for the registered office of the Partnership is the State of Texas is: 1501 Seamist, Houston, Texas 77008.

The name and address of the registered agent for service of process required to be maintained by Section 1.06 of the Act is: Thomas O. Burkett, 1501 Seamist, Houston, Texas 77008.

Third: The address of the principal office in the United States where records are to be kept or made available under Section 1.07 of the Act is: 1501 Seamist, Houston, Texas 77008.

Fourth: The name, mailing address, and the street address of the business or residence of each general partner of the Partnership is:

Name	Address
Goodman Holding Company	1501 Seamist Houston, Texas 77008

Fifth: The date this Certificate shall be effective is January 1, 1994.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

GOODMAN HOLDING COMPANY

By:	/s/ Thomas O. Burkett
Thomas O. Burkett, Vice President

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